SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant       |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement                |_|   Confidential, For Use
                                                       of the Commission
                                                       Only (as permitted by
                                                       Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                              INFINITE GROUP, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
     -----------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee required

                              INFINITE GROUP, INC.

                                 2364 Post Road
                           Warwick, Rhode Island 02886

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 1998

To the Stockholders of
Infinite Group, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Infinite Group, Inc. (the "Company") will be held on December 3, 1998 at 10:00 a.m. at the Sheraton Tara Airport Hotel, 850 Post Road, Warwick, Rhode Island 02886, for the following purposes:

      1. To elect a board of five directors.

      2. To approve amendments to the Company's Certificate of Incorporation to create three classes of directors to serve for staggered terms.

      3. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, $.001 par value per share (the "Common Stock") pursuant to which, at the discretion of the board of directors in order to meet the continued listing requirements of the Nasdaq SmallCap Market, either (a) each five shares of Common Stock then outstanding;
(b) each seven shares of Common Stock then outstanding; (c) each nine shares of Common Stock then outstanding; or (d) each ten shares of Common Stock then outstanding, may be converted into one share.

      4. To consider and act upon a proposal to approve the Company's 1998 Stock Option Plan.

      5. To ratify the appointment of independent auditors for 1998.

      6. To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on November 6, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                    By Order of the Board of Directors


                                    Daniel T. Landi, Secretary

Dated: November 6, 1998

                              INFINITE GROUP, INC.

                                 2364 Post Road
                           Warwick, Rhode Island 02886

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Infinite Group, Inc. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the Sheraton Tara Airport Plaza, 1850 Post Road, Warwick, Rhode Island 02886, on December 3, 1998, at 10:00 a.m. and for adjournment or adjournments thereof, for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

      All shares represented by each properly executed unrevoked proxy in time for the meeting will be voted as specified. In the absence of any specification, proxies will be voted (a) for the election of the five persons listed herein as nominees as directors, (b) to approve amendments to the Company's Certificate of Incorporation to create three classes of directors to serve for staggered terms,
(c) to approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, $.001 par value per share (the "Common Stock") pursuant to which, at the discretion of the Board of Directors, either (i) each five shares of Common Stock then outstanding; (ii) each seven shares of Common Stock then outstanding; (iii) each nine shares of Common Stock then outstanding; or (iv) each ten shares of Common Stock then outstanding, may be converted into one share, (d) in favor of the adoption of the Company's 1998 Stock Option Plan, (e) for the ratification of auditors, and
(f) in the judgment of the Board of Directors on any other matters which may properly come before the meeting. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying form of proxy along with the Company's 1997 Annual Report will be mailed to the Company's stockholders is November 6, 1998. The principal executive officers of the Company are located at 2364 Post Road, Warwick, Rhode Island 02886.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on November 6, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding 13,337,516 Common Shares. Each outstanding Common Share is entitled to one vote upon all matters to be acted upon at the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

      The following table, together with the accompanying footnotes, sets forth information, as of October 15, 1998, regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, all directors and nominees, and all directors and executive officers of the Company as a group.

                                       Shares of Common
                                      Stock Beneficially   Percentage of
    Name of Beneficial Owner(1)           Owned(2)             Class(3)
------------------------------------  ------------------  ----------------

Directors and Executive Officers

Clifford G. Brockmyre                    2,006,551(4)          15.0%
Daniel T. Landi                             23,846(5)            *
Robert J. Sherwood                          34,167(6)            *
Michael S. Smith                             1,666(7)            *
James P. Sherblom                          330,000(8)           2.5%
Paul Watson                                   --                --
All executive officers, and
directors as a group (6 persons)         2,523,623(9)         18.9%(10)

5% Stockholders

Clearwater Funds IV LLC(11)              2,750,337(12)         20.6%
611 David Road East
Clearwater, FL  33756

Northeast Hampton Holdings, LLC(11)      2,528,126             20.2%
1895 Mt. Hope Avenue
Rochester, NY  14620

----------
*     less than 1%

(1) Unless otherwise indicated below, each director, executive officer and each 5% stockholder has sole voting and investment power with respect to all shares beneficially owned.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or upon the conversion of securities are deemed to be outstanding for the purpose of computing the percent of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Assumes that all currently exercisable option or warrants or convertible notes owned by the individual have been exercised.

(4) Includes 100,000 shares owned by Mr. Brockmyre's wife as to which shares Mr. Brockmyre disclaims beneficial ownership, 83,396 shares subject to currently exercisable options and 1,340,000 shares subject to currently exercisable warrants.

(5)   Includes 23,846 shares subject to currently exercisable options.

(6)   Includes 9,167 shares subject to currently exercisable options.

(7)   Includes 1,666 shares subject to currently exercisable options.

(8)   Includes 70,000 shares subject to currently exercisable options.

(9) Includes 2,327,790 shares subject to currently exercisable options, warrants or convertible notes.

(10) Assumes that all currently exercisable options or warrants owned by members of the group have been exercised.

(11) This information was derived from the Schedule 13D and Form 4's filed by the reporting person.

(12) Includes 257,100 shares held by Clearwater Offshore Fund Ltd., an affiliate of Clearwater Fund IV LLC.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1997, 1996 and 1995 individual compensation for services to the Company and its subsidiaries paid to: (1) the Chief Executive Officer, and (2) the other most highly paid executive officers of the Company in Fiscal 1996 whose salary and bonus exceeded $100,000 (together, the "Named Executives").

    Name and
   Principal                      Annual           Long-Term        All Other
    Position        Year       Compensation       Compensation($)  Compensation
-----------------  ------  ---------------------  ---------------  ------------
                           Actual($) Deferred($)
                           --------  -----------
Carle C. Conway
Chairman of
Board and Chief    1997    150,000      --            17,308           --
Executive          1996    150,000      --              --             --
Officer (1)        1995    150,000      --            75,000           --

Clifford G.
Brockmyre
President and      1997    175,000      --            20,192           --
Chief Operating    1996    157,500     75,000        300,000           --
Officer            1995    140,000      --           115,000           --

Daniel T. Landi
Chief Financial    1997    110,000      --            11,538           --
and Accounting     1996    100,000      --              --             --
Officer            1995    72,000       --              --             --

----------
(1) Mr. Conway resigned as Chief Executive Officer, effective December 31, 1997 whereupon Mr. Brockmyre was appointed to such position.

Employment Agreements

      The Company has an employment agreement with Clifford G. Brockmyre, its President and Chief Executive Officer, for a term expiring on June 30, 2000, which provides for an annual salary of $175,000 and various benefits. In addition to the compensation provided under the agreement, Mr. Brockmyre is eligible to participate in the Company bonus plan and is eligible for other bonuses as determined in the sole direction of the Board of Directors. The agreement also provides, among other things, that, if Mr. Brockmyre is terminated other than for cause (which is defined to include conviction of a crime involving moral turpitude, engaging in activities competitive with the Company, divulging confidential information, dishonesty or misconduct detrimental to the Company or breach of a material term of the agreement), the Company will pay to him a lump sum payment equal to the product of the sum of
(i) the highest annual rate of salary paid to Mr. Brockmyre, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Brockmyre during the Employment Term (as defined in the agreement) multiplied by 2.99. The agreement also provides for payments to Mr. Brockmyre in the event of his death or permanent disability.

      The Company has an employment agreement with Daniel T. Landi, its Chief Financial and Accounting Officer, for a term expiring on October 19, 2000, which provides for an annual salary of $110,000 and various benefits. Base Salary shall be subject to annual review and increase as determined by the Board of Directors. In addition to the compensation provided under the agreement, Mr. Landi is eligible to participate in all executive bonus and option plans established for senior executives of the Company.

Stock Options

      The following tables show certain information with respect to stock options granted in 1997 to Named Executives and the aggregate value at December 31, 1997 of all stock options granted to such executives. No Options granted to Named Executives were exercised in 1997.



                     Number of      Percent of Total
                     Securities     Options/Granted
                     Underlying       to Employees     Exercise    Expiration
      Name        Options/Granted    in Fiscal 1997      Price        Date
---------------   ---------------   ----------------   --------    ----------

Carle C. Conway        8,654(1)           17.6%          $1.56      12/02/06
Carle C. Conway        8,654(1)           17.6%          $1.94      12/02/06

Clifford G.
Brockmyre            300,000(2)
Clifford G.
Brockmyre             10,096(1)           20.6%          $1.56      12/02/06
Clifford G.
Brockmyre             10,096(1)           20.6%          $1.94      12/02/06

Daniel T. Landi        5,769(1)           11.8%          $1.56      12/02/06
Daniel T. Landi        5,769(1)           11.8%          $1.94      12/02/06

--------------
(1) The Options vest in three equal annual installments beginning December 31, 1996.
(2) One third of such options will vest on or after April 28, 1997 if the average closing price of the Company's Common Stock on Nasdaq over any thirty consecutive day period, prior to December 31, 1999, exceeds $7.00 per share. An additional one-third of such options will vest on or after April 28, 1997 if the average closing price of the Company's Common Stock on Nasdaq over any thirty consecutive day period, prior to December 31, 1999, exceeds $10.00 per share. An additional one third of such options will vest on or after April 28, 1997 if the average closing price of the Company's Common Stock on Nasdaq over any thirty consecutive day period, prior to December 31, 1999, exceeds $13.00 per share. Notwithstanding the foregoing, all such options will vest on August 14, 2005.

Aggregate 1997 Year End Option Values

                            Number of Shares of
                          Common Stock Underlying      Value of Unexercised
                          Unexercised Options at       In-The-Money Options
                                 12/31/97*            Options at 12/31/97*($)
        Name             Exercisable/Unexercisable   Exercisable/Unexercisable
----------------------   -------------------------   -------------------------

Carle C. Conway                55,770/36,538               $20,053/$13,294
Clifford G. Brockmyre          78,397/56,795               $38,195/$26,640
Daniel T. Landi                 23,846/7,692               $  8,602/$2,904

----------
*     Based on the December 31, 1997 closing price on NASDAQ of $1.9375

Stock Option Plans

      In December 1991, the Board of Directors and stockholders of the Company adopted a stock option plan, which was amended in April 1993 (the "1993 Stock Option Plan"). In April 1994, the Board of Directors adopted the 1994 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1994 Annual Meeting of Stockholders. In June 1995 the Board of Directors adopted the 1995 Stock Option Plan which was approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders. In December 1996 the Board of Directors adopted the 1996 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1996 Annual Meeting of Stockholders. In December 1997, the Board of Directors adopted the 1997 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1997 Annual Meeting of the "Option Plans". The 1993, 1994, 1995, 1996 and 1997 Option Plans provide for the grant to employees, officers and consultants of options to purchase an aggregate of 1,730,000 shares, consisting of both "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code") and Exchange Act of 1934. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employees, consultants, and others, as well as to employees of the Company.

      The Option Plans are administered by the Compensation Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. The members of this committee are ineligible to receive options under the Option Plans.

      The per share exercise price of an incentive or non-qualified stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock for which incentive stock options are first exercisable by any individual during any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any incentive stock options under the Option Plans unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

      No incentive stock option may be transferred by an optionee other than by will or the laws of decent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      In April 1993, the Board of Directors and stockholders of the Company adopted a non-discretionary non-employee directors' stock option plan (the "Directors' Plan") that provides for the grant to non-employee directors of non-qualified options to purchase up to 50,000 shares of Common Stock. Pursuant to the Directors' Plan, each new non-employee director of the Company is automatically granted, upon becoming a director, an option to purchase 2,500 shares of Common Stock at the fair market value of such shares on the grant date. Each option vests one year from the date of grant. In addition, each non-employee director shall automatically be granted an option to purchase 2,500 shares at the fair market value of such shares on the date of grant, on the last day of each fiscal year during which he serves as a director of the Company. Such options shall vest one year from the date of grant.

      Options under the Option Plan and Directors' Plan must be granted within 10 years from the effective date of each respective plan. Incentive stock options granted under the plans cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to greater than 10% stockholders are limited to four-year terms. All options granted under the plans provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options without making any additional cash investment.

      Any unexercised options that expire or that terminate upon an optionee's ceasing to be affiliated with the Company become available once again for issuance. As of October 1, 1998, the Company had outstanding incentive stock options to purchase 1,172,310 shares of Common Stock under the Option Plans, and non-qualified options to purchase an aggregate of 15,000 shares of Common Stock to Robert J. Sherwood and 5,000 shares of Common Stock to Michael S. Smith under the Directors' Plan. These options are exercisable at prices ranging from $1.10 to $3.00 per share.

Directors Compensation

      Directors receive 2,500 Stock Options at the end of each year of service as a director. The Company does not pay a fee to directors for services rendered as directors. Each director is reimbursed for travel expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In April 1997, the Company issued to Carle C. Conway, a shareholder, officer and director of the Company, an aggregate of 161,943 shares of Common Stock in consideration for Mr. Conway's payment to Moller International, Inc. of a $250,000 portion of the settlement judgement against the Company. The shares, which are unregistered, were valued at $1.544 per share, the fair market value of the Company's Common Stock on the date the judgment was entered.

      On December 29, 1997, Sheelagh Brockmyre, the wife of Clifford G. Brockmyre, the Company's President, Chief Executive Officer, converted $100,000 of outstanding notes payable, due April 17, 1998, bearing interest at the rate of 10% per annum, into 100,000 shares of Common Stock. The conversion was at the fair market value of the Company's Common Stock on the date of conversion.

      On February 23, 1998, the former chairman and principal stockholder in the Company, along with related parties of the principal stockholder, sold an aggregate of 2,350,221 shares of common stock of his Company to Northeast Hampton Holdings, LLC. Also, the principal stockholder sold his interest in convertible secured notes with a principal balance of $900,605 to Northeast Hampton Holdings, which in turn converted the notes in accordance with their terms into 684,502 shares of Common Stock at an average conversion price of $1.63 per share.

      On June 30, 1998, Clifford G. Brockmyre, the Company's President and Chief Executive Officer loaned the Company an aggregate of $1.15 million. The note evidencing the loan is for a term of fifteen years and bears interest at the rate of 9.0% for the first twelve months and adjusts annually thereafter to a rate equal to the one-year T-Bill rate plus 3%. Mr. Brockmyre also loaned the Company $250,000 in April 1998. In consideration for the loans, the Company granted Mr. Brockmyre warrants to purchase 2,680,000 shares of Company Common Stock exercisable at $1.12 per share. Half of the warrants vested immediately and, provided that the loan remains outstanding, the remaining 50% vest in four equal parts; six, nine, twelve, and fifteen months from the anniversary date of the loan. In the event the notes are prepaid within such period, any unvested warrants are cancelable.

      The Company believes the foregoing transactions which involved affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. As a matter of policy, in order to reduce the risks of self-dealing or breach of the duty of loyalty to the Company, all transactions between the Company and any of its officers, directors or principal stockholders are for bona fide purposes and are approved by a majority of the disinterested members of the Board of Directors.

                              ELECTION OF DIRECTORS

      At the meeting, five Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the five persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Management has no reason to believe that any of the nominees will not be a candidate or unable or unwilling to serve as Directors, the proxy will be voted for the election of such person or persons as shall be designated by the board of Directors.

      Clifford G. Brockmyre. Mr. Brockmyre, age 56, has been a director of the Company since October 1994 and its President since October 1995. He has been involved with manufacturing since 1966. He was a majority stockholder in Quabbin Industries, which he purchased in 1973. He took Quabbin from a nearly bankrupt job shop to an extremely profitable manufacturing outfit with revenues of over $30 million in 1990. Mr. Brockmyre sold Quabbin in 1990 for $24 million to a Fortune 500 Company. For over 27 years, he has been involved in the tooling, machining and manufacturing industries of the Energy and Los Alamos National Laboratory and was the 1992 Chairman of the 3000+ corporation member National Tooling and Machining Association. He developed the laser manufacturing liaison to the National Laboratories at Los Alamos, Sandia and Oak Ridge for Laser Fare. The Department of Energy has set up Laser Fare as a model for technology transfer under its Small Business Initiative.

Mr. Brockmyre was recently appointed by the Governor of Rhode Island to the State Economic Advisory Council.

      James P. Sherblom. Mr. Sherblom, age 43, became a director of the Company in October 1998 and is a member of the Audit and Compensation Committee. He is the President of Seaflower Associates, Inc., a venture capital firm which he founded in 1993. He serves as Chairman or director of numerous early stage biotechnology companies. He served as Chairman of the Board, President and Chief Executive Officer of TSI Corporation (formerly Transgenic Sciences, Inc.) from January 1989 to April 1993. From February 1984 to March 1989 he was Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Genzyme Corporation, a biopharmaceutical company. Mr. Sherblom received a B.S from Yale University and an M.B.A degree with high distinction from Harvard University.

      Michael S. Smith. Mr. Smith, age 44, became a director of the Company in 1995 and is a member of the Audit and Compensation Committee. Mr. Smith is the President and CEO of Micropub Systems International, Inc., a brewery system manufacturer, and is a principal of Cambridge Capital Management Group, LLC, a merchant banking firm. From October 1992 through January 1997, Mr. Smith was the Managing Director of Corporate Finance of H.J. Meyers & Co. an investment banking firm and was general counsel of such firm from May 1991 through May 1995. Mr. Smith serves on the Board of Directors of CSL Lighting Manufacturing, Inc. Mr. Smith was associated with the law firm of Harter, Secrest & Emery from 1987 until 1991. Mr. Smith received a B.A. from Cornell University and a J.D. magna cum laude from Cornell University School of Law.

      Paul Watson. Mr. Watson, age 29, became a director of the Company in June 1998 and is a member of the Audit Committee. He is the Senior Financial Analyst of Clearwater Funds, a series of private hedge funds. From 1993 to 1997, Mr. Watson was a senior auditor with Arthur Andersen LLP's Financial Services Group in New York, performing audit and business advisory functions for large brokerage houses and investment partnerships. Mr. Watson graduated magna cum laude with a B.S. in Accounting from St. John's University.

      William G. Lyons III. Mr. Lyons, age 42, is a director nominee of the Company. Mr. Lyons has been employed by Brimfield Precision, Inc., a manufacturer of surgical instruments and orthopedic implants in various capacities since 1987 and is presently its President and Chief Executive Officer. Mr. Lyons received a B.S. in Mechanical Engineering -- Material Science from the University of Connecticut and a M.S. in Biomedical Engineering from Hartford Graduate Center/Rensselaer Polytechnical Institute.

      During the year ended December 31, 1997, the Board of Directors held four meetings. Each director standing for re-election attended at least 75% of such meetings. The Board maintains an Audit Committee comprised of Messrs. Smith, Watson and Sherblom and a Compensation Committee comprised of Messrs. Smith, Sherwood and Sherblom.

      The Audit Committee approves the selection of the Company's auditors and meets and interacts with the auditors to discuss questions in regard to the Company's financial reporting. The Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensation payable to such persons. Each such Committee met twice during the fiscal year with all members present.

The affirmative vote of holders of a plurality of the shares of Common Stocks present or represented at the Annual Meeting is required for the election of directors.

      The Company recommends a vote FOR the election of the foregoing nominees.

                 PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                      TO CREATE THREE CLASSES OF DIRECTORS
                          TO SERVE FOR STAGGERED TERMS

      The Board of Directors proposes the adoption of an amendment to Article SEVENTH of the Company's Certificate of Incorporation to read as set forth in Exhibit A to this Proxy Statement.

      The following summary of Article SEVENTH is qualified in its entirety by reference to the complete text of that Article which is attached to this Proxy Statement as Exhibit A.

      Article SEVENTH as amended, would provide for a Board of Directors, divided into three classes of directors serving staggered three-year terms with a minimum of five directors and a maximum of twenty-seven directors, such number to be determined by the Board of Directors from time to time. Under proposed Article SEVENTH, one of the three classes, having approximately one third of the directors, would be elected each year. Initially, however, members of all three classes would be elected at the 1998 Annual Meeting. If the proposed Article SEVENTH is adopted, the slate of five directors proposed for election at the 1998 Annual Meeting would be elected for three separate classes as follows: two directors, constituting the "Class I Directors", would be elected to a term expiring at the 1999 Annual Meeting; two directors, constituting "Class II Directors", would be elected for a term expiring at the 2000 Annual Meeting; and one director, constituting "Class III Directors", would be elected for a term expiring at the 2001 Annual Meeting. At each annual meeting beginning with the 1999 Annual Meeting, directors would be elected to succeed those whose terms expire, with each newly elected director to serve for a three-year term.

      The present Article SEVENTH provides that the number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. Article II, Section 2 of the By-Laws states that the initial Board of Directors shall consist of three persons and thereafter the number of directors constituting the whole board shall be at least one. The By-Laws add that subject to the foregoing limitation and except form the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or if the number is not fixed, the number shall be three. In addition, the number of directors may be increased or decreased by action of the stockholders or of the directors.

      Under proposed Article SEVENTH, there would be limits prescribed for the size of the entire Board of Directors with a minimum of five directors and a maximum of twenty-seven directors. The total number of directors and the number of directors constituting each class of directors (with each of the three classes being required to be as nearly equal as possible) would be fixed or changed, from time to time, by the Board of Directors within such authorized limits. Notwithstanding the maximum number of directors, which would be twenty-seven, proposed Article SEVENTH further provides that when holders of any class of stock (other than Common Stock) shall have the right to elect a specified number of directors (such as is often required by the terms of preferred stock in the event dividend payments are in arrears for a period of time), then the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors shall not be classified pursuant to Article SEVENTH unless so provided. The Company's authorized capital presently consists of a class of Common Stock, par value $.001 per share, and a class of Preferred Stock, $.01 per share.

      At present the By-Laws of the Company provide that "directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal." Proposed Article SEVENTH provides that Directors elected to fill vacancies hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor has been elected and qualified.

      The By-Laws of the Company presently provide that stockholders may remove directors without cause. Proposed Article SEVENTH provides that directors may be removed by stockholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock, thereby removing from the stockholders the right to remove directors without cause. However, even if proposed Article SEVENTH is not adopted the Board intends to amend the Company's

By-Laws to delete the provision giving stockholders the right to remove directors without cause.

      Under Delaware Law, amendments of the Certificate of Incorporation require the approval of the Board and the holders of a majority of the outstanding stock entitled to vote thereon and, in certain circumstances, of a majority of the outstanding stock of each class or series entitled to vote thereon as a class. Delaware law permits provisions in the Certificate of Incorporation requiring, for particular corporate actions, a vote of the stockholders that is greater than the vote otherwise required by law. Proposed Article SEVENTH would provide that an affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding stock entitled to vote thereon be required in order to amend or repeal, or adopt any provisions inconsistent with proposed Article SEVENTH.

      The provisions of proposed Article SEVENTH would preclude one or more stockholders holding less than seventy-five percent (75%) of the outstanding stock entitled to vote thereon from defeating the purpose of the classified board provision set forth in proposed Article SEVENTH and will tend to have the effect of entrenching incumbent management regardless of whether a majority (but less than 75%) of the stockholders believes a change in management would benefit the Company.

Reasons and Effects

      The Board of Directors believes that the adoption of the proposed amendment to Article SEVENTH is advantageous to the Company and its stockholders because, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the continuity and stability of the composition of the Company's Board of Directors and of the policies formulated by the Board. The Board believes that the assurance of continuity and stability are important to the success of the Company. The Board also believes that this, in turn, will permit it more effectively to represent the interests of all stockholders, including responding to circumstances created by demands or actions of a particular stockholder or group of Stockholders.

      Recently, there have been an increasing number of attempts by various individuals and entities to acquire significant minority positions in companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. These insurgents often can elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. Proposed Article SEVENTH may discourage such purchases because its provisions would operate to delay the purchaser's ability to obtain control of the Board in a relatively short period of time. The delay arises because under proposed Article SEVENTH it will generally take a purchaser two annual meetings of stockholders to elect a majority of the Board. However, the Board believes that an imminent threat of removal of the Company's management is likely to curtail the Board's ability to negotiate effectively with such insurgents. Moreover, management may also be deprived of the time and information necessary to evaluate any takeover proposal, to seek and study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately be undertaken involving the Company.

      Since neither Delaware law nor the Company's Certificate of Incorporation or By-Laws requires cumulative voting, a holder of a block of stock of the Company constituting less than a majority of the outstanding shares will have no assurance of proportional representation on the Board.

      The adoption of proposed Article SEVENTH may also deter certain mergers, tender offers or other future takeover attempts which some or a majority of holders of Common Stock may deem to be in their best interests. In addition, proposed Article SEVENTH would delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board for two years, unless they can establish cause and obtain the requisite vote.

      The Board has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. Moreover, there has been no problem in the past or at the present time with management's continuity or stability. The Board believes that it is prudent and in the interests of stockholders generally to provide the advantage of greater assurance of continuity of Board composition and policies which will result from the adoption of proposed Article SEVENTH. The Board believes such advantages outweigh any disadvantages relating to discouraging potential acquirers from making an effort to obtain control the Company.

The affirmative vote of the majority of the outstanding stock entitled to vote at the Annual Meeting is required for the creation of three classes of directors.

             The Company recommends a vote FOR the creation of three
                              classes of directors.

                               PROPOSAL TO APPROVE
                                 A REVERSE SPLIT

      The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation at the discretion of the Board of Directors (the "Proposed Amendment") to effect a reverse split of the Company's Common Stock. Pursuant to the Proposed Amendment, the Board of Directors will have the ability to elect that a reverse split of the Common Stock not occur, or in the alternative, be effectuated in which, either [1] each five shares of Common Stock then outstanding; [2] each seven shares of Common Stock then outstanding; [3] each nine shares of Common Stock then outstanding; or [4] each ten shares of Common Stock then outstanding, will be converted into one share (election of any one of the four variations of the proposed reverse splits is hereinafter referred to as the "Reverse Split"). The text of the Proposed Amendment is set forth in Exhibit B to this Proxy Statement.

      Consummation of the Reverse Split will not change the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, which will remain at 20,000,000 shares, or the par value of $.001 of the Common Stock per share. The Reverse Split will become effective as of 9:00 a.m., Eastern Standard Time (the "Effective Date"), on the date that the certificate of amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of Delaware. Assuming the Proposed Amendment is approved by the shareholders, if the Board of Directors deems it advisable, the Board of Directors may elect not to have the Reverse Split effectuated for any reason.

      In lieu of issuing less than one whole share resulting from the Reverse Split to shareholders, fractional shares will be rounded upward to the nearest whole share. As a result, shareholders will not receive fractional shares or payment for fractional shares resulting from the Reverse Split.

      As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock into which the shares of Common Stock have been converted as a result of the Reverse Split. No new stock certificate representing shares of Common Stock after the Reverse Split will be issued to any stockholder until he has surrendered his outstanding certificates issued prior to the Reverse Split (if any) together with the letter of transmittal to the Company's exchange agent.

Purpose of the Reverse Split

      The Company's shares of Common Stock have been listed, and have traded, on the Nasdaq Small Cap Market ("Nasdaq") since October 1993 when the Company completed its initial public offering. The Company received a notice from The Nasdaq Stock Market, Inc. ("NASDAQ") stating that the Company's securities would be delisted from Nasdaq if in the 10 day period ending November 12, 1998 the Company could not demonstrate compliance with the minimum $1.00 bid price for ten consecutive trading days.

      The Company is currently exploring a number of potential transactions designed to enable the Company to meet this listing criteria. However, there can be no assurance that the Company will consummate any of such transactions or that the consummation of any of such transactions would result in the Company complying with the maintenance requirements.

      The Company believes that if the Proposed Amendment is approved by the stockholders, and the Reverse Split is effectuated, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share, and therefore will satisfy the aforementioned NASDAQ listing maintenance criteria.

      If the Proposed Amendment is not approved by the stockholders, then it is unlikely that the Company will meet the continued listing criteria of the Nasdaq Small Cap Market. The delisting of the Company's Common Stock from the Nasdaq Small Cap Market ("Delisting") could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. In such event, the shares of Common Stock will likely instead be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or in the NASD Electronic Bulletin Board and the spread between the bid and ask prices of the shares of Common Stock after Delisting is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

      In addition, the Board of Directors further believes that Delisting may have an adverse impact upon the efficient operation of the trading market in the Common Stock generally because brokerage firms often charge a greater percentage commission on low-priced shares than that charged on a transaction involving the same dollar amount invested with securities having a higher per-share price. In addition, a number of brokerage firms generally will not recommend the purchase of common stocks not listed on the Nasdaq Small Cap Market or make a market in common stocks not listed on the Nasdaq Small Cap Market.

      Stockholders should note that the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be accurately predicted. Specifically, there is no assurance that the market price of one share of Common Stock after the Reverse Split will be equal to the market price of one share immediately prior to the Reverse Split multiplied by the number of shares that became one Share in the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

Effect of the Reverse Split

      As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by either five, seven, nine or ten, depending upon the election of the Board of Directors. Fractional shares will be rounded upward to the nearest whole share.

      The Reverse Split will not materially affect a stockholder's percentage ownership interest in the Company or proportional voting power, which may change as a result of fractional shares being rounded upward to the nearest whole share. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. The par value of the Common Stock will remain at $.001 per share following the Effective Date of the Reverse Split, and the number of shares of Common Stock issued will be reduced. Consequently, the aggregate par value of the issued Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock will be increased by the Reverse Split, the issuance of which may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. As the Reverse Split will increase the number of authorized but unissued shares of Common Stock, although it is not the Company's intention, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or By-Laws.

      Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-Laws to dissent from the Reverse Split.

      The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

      Upon consummation of the Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of the stock options would be increased proportionately.

Exchange of Stock Certificates

      As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates ("Old Certificates"), if issued, for new certificates ("New Certificates") representing the number of whole shares of Common

Stock into which their shares of Common Stock have been converted as a result of the Reverse Split, with fractional shares rounded upward to the nearest whole share. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Split

      The following description of the material federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

      The Company believes that because the Reverse Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Split probably will have the following federal income tax effects:

      1. A stockholder who receives solely New Certificates will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the Common Stock represented by New Certificates will equal the holder's basis in the Common Stock represented by Old Certificates.

      2. The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code, and the Company will not recognize any gain or loss as a result of the Reverse Split.

The affirmative vote of the majority of the outstanding stock entitled to vote at the Annual Meeting is required for the approval of the potential reverse split.

                The Company recommends a vote FOR this amendment.

                             PROPOSAL TO APPROVE THE
                        COMPANY'S 1998 STOCK OPTION PLAN

      On October 7, 1998, the Board of Directors approved the 1998 Stock Option Plan (the "Plan"). The Plan will become effective upon the ratification by the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. It provides, among other matters, for incentive and/or non-incentive stock options.

      One purpose of the Plan is to provide incentives to key employees whose performance will contribute to the long-term success and growth of the Company, to strengthen the ability of the Company to attract and retain employees of high competence, to increase the identity of interests of such key employees with those of the Company's stockholders and to help build loyalty to the Company through recognition and the opportunity for stock ownership. All owners and key employees of the Company who are in positions which enable them to make significant contributions to the long-term performance, and growth of the Company are eligible to receive awards under the Plan. The Plan is administered by a disinterested committee of the Board of Directors, the member of which are ineligible to receive grants under the Plan.

      The maximum aggregate number of shares as to which awards or options may at any time be granted under the Plan is 500,000 shares.

      The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. The members of this committee are ineligible to receive options under the Plan.

Terms of Option

      The Plan permits the granting of both incentive stock options and non-qualified stock options. The option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding Common Stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than four years. Options become exercisable at such time or times as the Compensation Committee may determine at the time it grants options.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      Under certain circumstances involving a change in the number of outstanding shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which Options may be granted under the Plan, the number of shares subject to each option and the option price per share shall be proportionately adjusted.

      The Plan will terminate on October 7, 2008 and may be terminated by the Board of Directors of the Company prior to that date.

      The Company believes that the Plan should be approved because of the need to have the ability to issue stock options to the key employees upon whose performance and contribution the long-term success and growth of the Company is dependent.

The affirmative vote of the majority of the outstanding stock entitled to vote at the Annual Meeting is required for the approval of the 1998 Stock Option Plan.

                The Company recommends a vote FOR the approval of
                           the 1998 Stock Option Plan.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The directors propose that the stockholders ratify the appointment of Freed Maxick Sachs & Murphy, P.C. as the Company's independent auditors for 1998. Freed Maxick Sachs & Murphy, P.C. were the Company's independent auditors for its last fiscal year. The report of Freed Maxick Sachs & Murphy, P.C. with respect to the Company's financial statement appears in the Company's annual report on Form 10-KSB for such year. A representative of Freed Maxick Sachs & Murphy, P.C. will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the directors will consider it a directive to consider other auditors for the subsequent year.

The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of appointment of independent auditors.

               The Company recommends a vote FOR the ratification
                     of appointment of independent auditors.

                                     GENERAL

      The management of the Company does not know of any matters other than those stated in the Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such other matters is conferred by such proxies upon the persons voting them.

      The Company expects representatives of Freed Maxick Sachs & Murphy, P.C., the Company's independent auditors, to be present at the Annual meeting and to respond to pertinent questions of stockholders.

      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

      The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 1997 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Infinite Group, Inc., 2364 Post Road, Warwick, Rhode Island 02886, Att: Secretary.

      All proposals of stockholders intended to be included in the proxy statement to be presented at the 1999 Annual Meeting of Stockholders must be received at the Company's executive offices no later than March 31, 1999 and should be directed to the Secretary of the Company.

                                          By Order of the Board of Directors


                                          Daniel T. Landi, Secretary

Dated: November 6, 1998

                                                                       EXHIBIT A

                            PROPOSED ARTICLE SEVENTH
                     TO THE CERTIFICATE OF INCORPORATION OF
                              INFINITE GROUP, INC.

                Classified Board of Directors and Related Matters

      Article SEVENTH of the Certificate of Incorporation is proposed to be amended to read in its entirety as follows:

      SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

      1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be not fewer than nine or more than twenty-seven directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1998 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning at the 1999 annual meeting, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

      2. After the original or other By-laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation.

      3. Newly created directorships resulting from any increase in the authorized number of directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the stockholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.

      4. Whenever the corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

      5. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

      6. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot. Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

      7. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding voting stock shall be required to adopt any provision inconsistent with, or to amend or repeal, Paragraphs 1, 3 or 7 of this Article SEVENTH.

                                                                       EXHIBIT B

                           Text of Proposed Amendment
                       to the Certificate of Incorporation
                         to Effect a Reverse Stock Split

RESOLVED:   That Article Fourth of the Certificate of Incorporation of the
            Corporation is amended by adding in between paragraphs third and fourth thereof new paragraphs in the following form:

      "Subsequent to the 1998 Meeting of Shareholders of the Company, if the Board of Directors in its discretion files this Amendment to the Certificate of Incorporation of the corporation with the Secretary of the State of Delaware, at the same time said amendment becomes effective, depending upon which reverse split the Board of Directors in its wisdom elects, either five (5), seven (7), nine (9), or ten (10) shares of common stock $.001 par value per share of the corporation (the "Old Common Stock"), issued and outstanding immediately prior to the effectiveness of said amendment, shall be combined, reclassified and changed into one (1) fully paid and nonassessable share of common stock $.001 par value per share of the corporation (the "New Common Stock").

      Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Regardless of the fact that a certificate representing shares of the Old Common Stock has not been surrendered, such certificate shall be deemed to represent shares of New Common Stock, the number of shares of New Common Stock dependent upon which reverse split was implemented by the Board of Directors.

      No fractional share of Common Stock or scrip representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of New Common Stock. Instead of there being issued any fractional shares of New Common Stock, fractional shares shall be rounded upward to the nearest whole share."

                       SOLICITED BY THE BOARD OF DIRECTORS
                              INFINITE GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 3, 1998
PROXY

      The undersigned stockholder of Infinite Group Inc. (the "Company") hereby appoints Clifford G. Brockmyre and Kenneth S. Rose and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 3, 1998, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

                                                  SEE REVERSE
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

|X|   Please mark votes as in this example.
The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

                                          FOR         WITHHOLD

1.  Election of five Directors:           |_|           |_|
    Nominees:
             Clifford G. Brockmyre  WITHHOLD FOR NOMINEE BELOW:
             Michael Smith
             James P. Sherblom
             Paul Watson
             William G. Lyons III
                                          FOR         AGAINST     ABSTAIN

2.    Approve an amendment to the         |_|           |_|         |_|
      Company's Certificate of
      Incorporation to create three
      classes of directors to serve for
      staggered terms.

3.    Approve an amendment to the         |_|           |_|         |_|
      Company's Certificate of
      Incorporation authorizing a
      reverse stock split.

4.    Approve the Company's 1998 Stock    |_|           |_|         |_|
      Option Plan

5.    Ratify the appointment of Freed     |_|           |_|         |_|
      Maxick Sachs & Murphy, P.C. P.C.
      as independent auditors.

MARK HERE FOR                                   MARK
ADDRESS CHANGE    |_|                           HERE FOR    |_|
AND NOTE BELOW                                  COMMENTS

Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If held jointly, both parties must sign and date.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature:____________________________________  Date:______________________


Signature:____________________________________  Date:______________________